EXHIBIT 4.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated September 9, 2008, with respect to the statement of condition including the related portfolio schedule of California Investors' Quality Tax-Exempt Trust, Series 26 (included in Van Kampen Unit Trusts, Municipal Series 718) as of September 9, 2008, contained in Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-152517) and Prospectus. We consent to the use of the aforementioned report in this Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".

                                                              GRANT THORNTON LLP


New York, New York
September 9, 2008